UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 3, 2006

KKR FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	001-32542	20-1426618
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Four Embarcadero Center, Suite 2050	94111
San Francisco, California	(Zip code)
(Address of registrant’s principal executive office)

(415) 315-3620
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       Other Events.

Effective July 3, 2006, the Compensation Committee of the board of directors granted certain awards of restricted stock to the Company’s chairman of the board of directors and to the other members of the board of directors (other than those who are also employees of the Company, its manager or Kohlberg Kravis Roberts & Co. L.P. (the “excluded directors”)) pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan. The Compensation Committee granted the chairman of the board of directors 5,615 shares of restricted common stock and each non-excluded director (Mr. Aldinger, Mr. Cowell, Mr. deRegt, Mr. Hubbard, Mr. Licht, Mr. Kari, Ms. McAneny, and Mr. Finigan) 3,275 shares of restricted common stock. In addition, on the same date, the Compensation Committee granted Mr. Finigan 1,337 shares of restricted common stock based upon his duration of service on the board of directors of the Company prior to July 1, 2006. Each award of restricted stock was granted pursuant to a restricted stock award agreement, the form of which has been previously filed by the Company as Exhibit 10.5 to its Registration Statement on Form S-11 (File No. 333-124103).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Financial Corp.
(Registrant)

By:	/s/ DAVID A. NETJES
Name:	David A. Netjes
Title:	Chief Operating Officer

Dated: July 10, 2006